EXHIBIT 3(a)(ii)

                            DISTRIBUTION AGREEMENT

                                    BETWEEN

                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                                      AND

                   AMERICAN GENERAL SECURITIES INCORPORATED


                                FIRST AMENDMENT


WHEREAS, American General Life Insurance Company (formerly American General Life Insurance Company of Delaware) ("AGL") and American General Securities Incorporated ("AGSI" or "Distributor") have previously entered into a Distribution Agreement ("Agreement") designed for the promotion by AGSI of the sale of AGL's variable annuity contracts; and

WHEREAS, the parties now desire to amend the Agreement to provide for the promotion of the sale by AGSI of AGL's variable life and variable annuity contracts ("Contracts") and to provide for a schedule of compensation for each of the Contracts offered by AGL and promoted by AGSI;

NOW THEREFORE, the parties agree to this First Amendment, effective March 2, 1998, as follows:

      1.    The Agreement shall include Schedule A.

      2. The first sentence of the paragraph titled "FIRST" shall be amended to read as follows:

                  The Company hereby grants AGSI a non-exclusive right to promote the sale of the Company's Contracts listed on Schedule A to the public through investment dealers which are members of the National Association of Securities Dealers, Inc. (or exempt from such registration) in states of the United States where the Company is licensed.

      3. The paragraph titled "FOURTH" shall be amended to restate the second sentence of the second paragraph to read as follows:

                  For its costs in promotion of the sale of the Contracts, including its administrative and ministerial costs, AGSI shall receive the percentage of gross purchase payments received by the Company or of accumulation value held by the Company, as indicated for each of the Contracts listed on Schedule A.

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IN WITNESS WHEREOF,  the parties hereto have caused this First Amendment to be executed in duplicate.



ATTEST:                             AMERICAN GENERAL LIFE INSURANCE COMPANY



                                    By ___________________________________
                                       Don M. Ward, Senior Vice President-
                                        Variable Contracts


ATTEST:                             AMERICAN GENERAL SECURITIES INCORPORATED



                                    By ___________________________________
                                       F. Paul Kovach, President


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
                               SCHEDULE A


    Contract               Contract/Policy
      Name                     Form No:                Compensation:
    --------               ---------------             -------------
Platinum Investor I            97600             Payable to broker-dealer:

                                                 90% of premiums paid in the first Policy year,
                                                 up to target;  4% of premiums not in excess of
                                                 target paid in Policy years 2-10;  2.5% of all
                                                 premiums  in excess  of  target  paid in years
                                                 1-10;   0.25%   annually   of  all   Policies'
                                                 accumulation value (reduced by any outstanding
                                                 loans).

                                                 Payable to Distributor: No distribution fee.


Platinum Investor II           97610             Payable to broker-dealer:

                                                 20% of all  premiums  paid in the first Policy
                                                 year up to target; 12 % of all premiums not in
                                                 excess of target  paid in  Policy  years  2-7;
                                                 2.5% on all  premiums  in excess of the target
                                                 amount  received in Policy years 1-7; 0.25% of
                                                 all Policies'  accumulation  value (reduced by
                                                 any outstanding loans).

                                                 Payable to Distributor: No distribution fee.


Select Reserve                 97505             Payable to broker-dealer:

                                                 0.2375%  of all  Purchase  Payments  received,
                                                 plus 0.2375%  trail  commission  commencing at
                                                 the end of the 12th month after receipt of the
                                                 initial Purchase Payment.

                                                 Payable to Distributor:

                                                 0.0125%  of all  Purchase  Payments  received,
                                                 plus 0.0125% trail  compensation commencing at
                                                 the end of the 12th month after receipt of the
                                                 initial Purchase Payment.